Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258030 on Form S-4 of our report dated July 19, 2021, relating to the financial statements of Giddy Inc. d/b/a/ Boxed. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

October 22, 2021